Exhibit 99.1

Noranda Reports Second Quarter 2011 Results

•	Diluted EPS for second quarter improved to $0.69 compared to $0.14 for second quarter 2010

•	Excluding special items, diluted EPS improved to $0.46, compared to $0.22 in second quarter 2010

•	Total segment profit was $88.5 million, up 42% over second quarter 2010

•	Integrated primary aluminum net cash cost increased to $0.70 per pound, 6% higher than second quarter 2010

•	Operating activities generated $55.5 million of cash flow

•	Adjusted EBITDA was $82.5 million, 16% higher than second quarter 2010

Franklin, Tennessee – July 27, 2011 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for second quarter and first six months of 2011.

“Our upstream integration and continuing focus on growth and productivity enabled us to convert higher second quarter aluminum prices and solid customer demand into sequential and year-over-year improvements in revenue, profitability, and liquidity,” said Layle K. (Kip) Smith, Noranda’s President and Chief Executive Officer. “These results validate our belief that our strategy of integration and cost independence from the LME, combined with our passionate focus on productivity and growth, are the foundation for short term results and longer term, sustainable value creation.”

Noranda reported second quarter 2011 net income of $47.4 million ($0.69 per diluted share), compared to second quarter 2010 net income of $6.9 million ($0.14 per diluted share). Excluding special items, Noranda reported second quarter 2011 net income of $31.2 million ($0.46 per diluted share). Excluding special items, second quarter 2010 net income was $10.9 million ($0.22 per diluted share).

Noranda reported first six months of 2011 net income of $85.7 million ($1.26 per diluted share), compared to first six months of 2010 net income of $6.8 million ($0.14 per diluted share). Excluding special items Noranda reported first six months of 2011 net income of $55.0 million ($0.81 per diluted share). Excluding special items, first six months of 2010 net income was $12.9 million ($0.27 per diluted share).

Special items during second quarter and first six months 2010 and 2011 are outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Pre-tax impact of special items:
Restructuring	(3.2)	—	(7.6)	—
Loss on debt repurchase	(2.5)	—	(2.6)	—
Management agreement termination	(12.5)	—	(12.5)	—
Modification of stock options	(3.2)	—	(3.2)	—
Transaction related legal costs	(5.2)	—	(5.5)	—
Gain on hedging activities	20.6	24.3	22.3	46.1

Total pre-tax impact of special items	(6.0)	24.3	(9.1)	46.1
Income tax impact of special items	2.0	(8.1)	3.0	(15.4)

After-tax impact of special items	(4.0)	16.2	(6.1)	30.7

Second Quarter 2011 Results

Sales for second quarter 2011 were $426.3 million, compared to $394.6 million in first quarter 2011 and $334.9 million in second quarter 2010.

•

Compared to first quarter 2011, second quarter 2011 sales growth is primarily the result of higher realized prices for aluminum and higher third-party shipment volumes in the flat rolled products segment.

•

Compared to second quarter 2010, second quarter 2011 sales growth is primarily the result of higher realized prices for aluminum and higher third-party shipment volumes in the bauxite, primary aluminum and flat rolled products segments.

Total second quarter segment profit was $88.5 million, compared to $82.1 million in first quarter 2011, and $62.5 million in second quarter 2010.

•

Compared to first quarter 2011, second quarter 2011 results reflect the favorable impact from higher LME aluminum prices and Midwest transaction premiums. The favorable impact of higher prices more than offset the impact from a seasonal peak power surcharge and higher input costs such as carbon-based products, energy, and chemical products, which were consistent with management’s expectations.

•

Compared to second quarter 2010, second quarter 2011 results reflect higher LME prices and Midwest transaction premiums, and the impact of the Company’s CORE productivity improvement and cost reduction initiatives. These favorable items more than offset the impact of higher input costs such as carbon-based products, energy, and chemical products.

	Quarter			First Six Months
	Q2 2010	Q1 2011	Q2 2011	2010	2011
Key primary aluminum products segment metrics:
Average realized Midwest transaction price (per pound)	$1.04	$1.18	$1.26	$1.04	$1.22
Integrated net cash cost for primary aluminum products (per pound shipped)	$0.66	$0.66	$0.70	$0.69	$0.68
Total primary aluminum shipments (pounds, in millions)	146.5	143.0	144.0	267.3	287.0

Segment profit (loss) (in millions):
Bauxite	$4.6	$6.4	$6.0	$12.3	$12.4
Alumina refining	19.1	22.9	27.6	25.8	50.5
Primary aluminum products	31.2	47.8	48.0	57.6	95.8
Flat rolled products	14.6	13.5	16.2	25.8	29.7
Corporate	(7.3)	(6.6)	(7.2)	(13.7)	(13.8)
Intersegment profit eliminations	0.3	(1.9)	(2.1)	(2.4)	(4.0)

Total	$62.5	$82.1	$88.5	$105.4	$170.6

Bauxite. Segment profit in second quarter 2011 was $6.0 million, compared to $6.4 million in first quarter 2011, and $4.6 million in second quarter 2010.

Compared to first quarter 2011, second quarter 2011 segment profit reflected the offsetting effects of an improvement in bauxite prices, a small decrease in total shipments and a slight increase in cost per metric tonne shipped.

Compared to second quarter 2010, second quarter 2011 segment profit reflected an increase in third party shipments over the prior year, when the segment’s third party customer was unable to accept delivery of committed quantities.

Alumina refining. Segment profit in second quarter 2011 was $27.6 million, compared to $22.9 million in first quarter 2011 and $19.1 million in second quarter 2010.

Alumina segment profit results improved $4.7 million in second quarter 2011 compared to first quarter 2011. This improvement was driven by a $9.8 million favorable impact to revenue from LME-indexed smelter grade alumina sales, partially offset by the effects of increased costs for natural gas and chemical products and lower sales volumes.

Compared to second quarter 2010, second quarter 2011 alumina segment profit reflects a $9.4 million favorable impact to revenue from LME-indexed smelter grade alumina sales and CORE savings, partially offset by the effects of increased costs of bauxite, natural gas and chemical products and lower sales volumes.

Primary aluminum products. Segment profit in second quarter 2011 was $48.0 million, compared to $47.8 million in first quarter 2011, and $31.2 million in second quarter 2010.

Compared to first quarter 2011, second quarter 2011 primary aluminum results reflect a 6% increase in average price per pound offset by an 8% increase in cost per pound.

•	The increase in revenue per pound was driven by a higher realized Midwest transaction price.

•	On a stand-alone segment basis, cost per pound increased primarily because a rising LME increased the transfer price on alumina sold from Gramercy to New Madrid.

•

Consistent with previous years, second quarter 2011 primary aluminum segment results reflect one month seasonal peak power rates, or approximately $0.03 per pound, at the Company’s New Madrid smelter. Third quarter results will reflect the full impact of these seasonal peak power rates, or approximately $0.11 per pound in total. There are no seasonal peak power rates in first and fourth quarters.

•

Upward cost pressure for carbon-based inputs, such as coke, had a $0.03 impact on cost per pound relative to first quarter 2011. The Company continues to expect upward pressure on carbon-based products costs for the remainder of 2011.

On a stand-alone segment basis, primary aluminum segment profit in second quarter 2011 compared to second quarter 2010 was significantly impacted by increased realized prices and higher sales volume, partially offset by increased raw materials inputs costs, such as alumina, carbon-based products, chemical products, and energy costs.

Flat rolled products. Segment profit in second quarter 2011 was $16.2 million, compared to $13.5 million in first quarter 2011, and $14.6 million in second quarter 2010. Second quarter 2011 flat rolled products results reflect a continuation of strong seasonal demand patterns, as shipments increased 10% over first quarter 2011 while fabrication premiums and conversion costs both showed incremental improvement.

Corporate. Second quarter 2011 corporate costs were $7.2 million, compared to $6.6 million in first quarter 2011, and $7.3 million in second quarter 2010. These fluctuations are primarily due to variability in legal and consulting fees.

Net Income Reconciliation. The following table reconciles segment profit to net income, excluding the effects of special items.

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
	$	$	$	$
Total segment profit	62.5	88.5	105.4	170.6
Depreciation and amortization	(25.1)	(24.5)	(51.2)	(48.1)
Last in, first out and lower of cost or market inventory adjustments	(9.6)	(9.0)	(10.7)	(19.2)
Non-cash pension, accretion and stock compensation	(2.6)	(3.3)	(6.2)	(7.0)
Restructuring, relocation and severance	(0.2)	(0.2)	(0.7)	(0.6)
Consulting and sponsor fees	0.6	(0.1)	(0.7)	(0.4)
Other, net	(0.8)	1.2	1.3	(1.3)

Operating income, excluding special items	24.8	52.6	37.2	94.0
Interest expense, net	8.6	5.5	17.8	11.2

Pre-tax income, excluding special items	16.2	47.1	19.4	82.8
Income tax	5.3	15.9	6.5	27.8

Net income, excluding special items	10.9	31.2	12.9	55.0

Earnings per share, excluding special items	0.22	0.46	0.27	0.81

Liquidity

At June 30, 2011, the Company had $84.8 million of cash and cash equivalents and $215.2 million of available borrowing capacity under its revolving credit facility.

Operating activities generated $55.5 million of cash in the second quarter 2011, compared to $21.1 million in first quarter 2011, and $118.4 million in second quarter 2010. Second quarter 2010 included $105.9 million of cash settlements received related to aluminum hedges.

•	In second quarter 2011, the Company reported $82.5 million of Adjusted EBITDA, which consists of $88.5 million of total segment profit less $6.0 million of cash payments on natural gas hedges.

•	During second quarter 2011, the Company made $13.5 million of pension funding, interest and other payments and $36.9 million of tax payments and generated $23.4 million from operating working capital.

Second quarter 2011 capital expenditures totaled $15.8 million, including $0.9 million of expenditures for the New Madrid capacity expansion and $1.1 million for the St. Ann port expansion projects.

On May 15, 2011, Noranda AcquisitionCo issued $8.9 million in AcquisitionCo Notes as payment-in-kind for interest due May 15, 2011. For subsequent periods after May 15, 2011, Noranda AcquisitionCo must pay all interest in cash.

The Company’s net debt (defined as debt less cash) to equity ratio was 1.0 to 1 at June 30, 2011, and its net debt (defined as debt less cash) to trailing twelve month Adjusted EBITDA ratio was 1.3 to 1.

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in millions, except per share data and where noted)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
	$	$	$	$
Statements of operations data (unaudited, in millions):
Sales	334.9	426.3	636.4	820.9
Operating costs and expenses:
Cost of sales	291.0	353.1	555.9	681.4
Selling, general and administrative expenses	43.1	20.6	72.1	45.5

Total operating costs and expenses	334.1	373.7	628.0	726.9

Operating income	0.8	52.6	8.4	94.0

Other (income) expense:
Interest expense, net	8.6	5.5	17.8	11.2
Gain on hedging activities, net	(20.6)	(24.3)	(22.3)	(46.1)
Loss on debt repurchase	2.5	—	2.6	—

Total other income	(9.5)	(18.8)	(1.9)	(34.9)

Income before income taxes	10.3	71.4	10.3	128.9
Income tax expense	3.4	24.0	3.5	43.2

Net income	6.9	47.4	6.8	85.7

Net income per common share:
Basic	0.14	0.71	0.15	1.28
Diluted	0.14	0.69	0.14	1.26
Weighted-average common shares outstanding (in millions):
Basic	49.09	66.93	46.44	66.88
Diluted	50.10	68.32	47.08	68.22
Sales by segment (in millions):
Bauxite	27.6	36.4	55.2	74.5
Alumina refining	95.8	109.2	187.5	213.1
Primary aluminum products	161.7	192.6	295.1	373.4
Flat rolled products	140.8	173.7	266.6	325.1
Eliminations	(91.0)	(85.6)	(168.0)	(165.2)

Total	334.9	426.3	636.4	820.9
Segment profit (loss) (in millions):
Bauxite	4.6	6.0	12.3	12.4
Alumina refining	19.1	27.6	25.8	50.5
Primary aluminum products	31.2	48.0	57.6	95.8
Flat rolled products	14.6	16.2	25.8	29.7
Corporate	(7.3)	(7.2)	(13.7)	(13.8)
Eliminations	0.3	(2.1)	(2.4)	(4.0)

Total	62.5	88.5	105.4	170.6
Financial and other data:
Average realized Midwest transaction price (per pound)	1.04	1.26	1.04	1.22
Integrated net cash cost for primary aluminum products (per pound shipped)	0.66	0.70	0.69	0.68
Third party shipments:
Bauxite (kMts)	333.7	617.9	822.2	1,234.0
Alumina refining (kMts)	170.4	156.0	342.6	322.0
Primary aluminum products (pounds, in millions)	113.1	129.3	208.2	259.2
Flat rolled products (pounds, in millions)	91.9	100.1	175.7	191.4
Intersegment shipments:
Bauxite (kMts)	726.3	608.4	1,254.3	1,269.0
Alumina refining (kMts)	127.9	132.1	229.2	257.0
Primary aluminum products (pounds, in millions)	33.4	14.7	59.1	27.8

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except par value)

(unaudited)

	December 31, 2010	June 30, 2011
	$	$
ASSETS
Current assets:
Cash and cash equivalents	33.8	84.8
Accounts receivable, net	131.6	149.6
Inventories, net	201.1	210.2
Taxes receivable	—	2.9
Prepaid expenses	12.9	20.5
Other current assets	19.2	29.2

Total current assets	398.6	497.2

Property, plant and equipment, net	719.9	701.6
Goodwill	137.6	137.6
Other intangible assets, net	73.0	70.1
Other assets	85.6	87.9

Total assets	1,414.7	1,494.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	95.7	134.0
Accrued liabilities	54.9	57.7
Taxes payable	4.8	—
Derivative liabilities, net	23.2	22.8
Deferred tax liabilities	48.5	52.2

Total current liabilities	227.1	266.7

Long-term debt	419.7	428.5
Long-term derivative liabilities, net	18.4	10.1
Pension and other post-retirement liabilities	116.0	115.5
Other long-term liabilities	57.9	55.8
Deferred tax liabilities	277.9	261.4
Common stock subject to redemption (0.2 shares at December 31, 2010 and at June 30, 2011)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares outstanding at December 31, 2010 and at June 30, 2011)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 66.81 shares issued and outstanding at December 31, 2010, 67.21 shares issued and outstanding at June 30, 2011, including 0.2 shares subject to redemption at December 31, 2010 and June 30, 2011)	0.7	0.7
Capital in excess of par value	227.7	232.0
Retained earnings (accumulated deficit)	(8.2)	77.5
Accumulated other comprehensive income	69.5	38.2

Total shareholders’ equity	289.7	348.4
Non-controlling interest	6.0	6.0

Total equity	295.7	354.4

Total liabilities and equity	1,414.7	1,494.4

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
	$	$	$	$
OPERATING ACTIVITIES
Net income	6.9	47.4	6.8	85.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	25.1	24.5	51.2	48.1
Non-cash interest expense	12.3	9.6	13.2	10.3
Last in, first out and lower of cost or market inventory adjustments	9.6	9.0	10.7	19.2
Loss on disposal of assets	0.4	0.4	1.9	1.5
Gain on hedging activities, net of cash settlements	(17.3)	(31.0)	(4.5)	(58.0)
Settlements from hedge terminations, net	105.9	—	164.6	—
Loss on debt repurchase	2.5	—	2.6	—
Deferred income taxes	(2.6)	5.2	(2.6)	5.4
Excess tax benefit related to share-based payment arrangements	—	(0.6)	—	(0.7)
Stock compensation expense	3.6	1.5	4.0	3.5
Changes in other assets	(7.4)	(1.1)	(7.7)	(6.9)
Changes in pension, other post-retirement liabilities and other long-term liabilities	(6.2)	(5.4)	4.3	(2.3)
Changes in operating assets and liabilities:
Accounts receivable, net	(5.5)	11.1	(32.4)	(18.0)
Inventories, net	(11.6)	(11.7)	(14.5)	(28.6)
Taxes receivable and taxes payable	(8.2)	(19.1)	(8.4)	(7.1)
Other current assets	(6.5)	(14.5)	16.8	(18.1)
Accounts payable	12.9	24.0	19.7	40.4
Accrued liabilities	4.5	6.2	(6.7)	2.2

Cash provided by operating activities	118.4	55.5	219.0	76.6

INVESTING ACTIVITIES
Capital expenditures	(14.8)	(15.8)	(27.8)	(29.3)
Proceeds from sale of property, plant and equipment	0.2	2.4	0.2	2.4

Cash used in investing activities	(14.6)	(13.4)	(27.6)	(26.9)

FINANCING ACTIVITIES
Proceeds from issuance of common shares	82.8	0.6	82.9	0.6
Repayments on revolving credit facility	—	—	(215.9)	—
Repayment of long-term debt	(186.4)	—	(193.9)	—
Excess tax benefit related to share-based payment arrangements	—	0.6	—	0.7

Cash provided by (used in) financing activities	(103.6)	1.2	(326.9)	1.3

Change in cash and cash equivalents	0.2	43.3	(135.5)	51.0
Cash and cash equivalents, beginning of period	31.5	41.5	167.2	33.8

Cash and cash equivalents, end of period	31.7	84.8	31.7	84.8

NORANDA ALUMINUM HOLDING CORPORATION

SEGMENT RESULTS

(in millions)

(unaudited)

	Three months ended June 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.2	55.8	128.1	140.8	—	—	334.9
Intersegment	17.4	40.0	33.6	—	—	(91.0)	—

Total sales	27.6	95.8	161.7	140.8	—	(91.0)	334.9

Segment profit (loss)	4.6	19.1	31.2	14.6	(7.3)	0.3	62.5
Depreciation and amortization	2.6	5.0	12.1	5.2	0.2	—	25.1
Capital expenditures	1.4	2.6	7.7	2.7	0.4	—	14.8

	Three months ended June 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	4.6	19.1	31.2	14.6	(7.3)	0.3	62.5
Depreciation and amortization	(2.6)	(5.0)	(12.1)	(5.2)	(0.2)	—	(25.1)
Last in, first out and lower of cost or market inventory adjustments	—	—	(6.9)	(2.7)	—	—	(9.6)
Loss on disposal of assets	—	—	(0.4)	—	—	—	(0.4)
Non-cash pension, accretion and stock compensation	(0.2)	(0.2)	(1.0)	(0.7)	(3.7)	—	(5.8)
Restructuring, relocation and severance	(3.0)	—	—	—	(0.3)	—	(3.3)
Consulting and sponsor fees	—	—	—	—	(17.1)	—	(17.1)
Cash settlements on hedging transactions	—	—	—	0.2	—	—	0.2
Other, net	(0.1)	0.1	0.1	(0.2)	(0.2)	(0.3)	(0.6)

Operating income (loss)	(1.3)	14.0	10.9	6.0	(28.8)	—	0.8

Interest expense, net							8.6
Gain on hedging activities, net							(20.6)
Loss on debt repurchase							2.5

Total other income							(9.5)

Income before income taxes							10.3

	Three months ended June 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	17.8	60.5	174.3	173.7	—	—	426.3
Intersegment	18.6	48.7	18.3	—	—	(85.6)	—

Total sales	36.4	109.2	192.6	173.7	—	(85.6)	426.3

Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	2.8	5.2	11.6	4.6	0.3	—	24.5
Capital expenditures	2.3	3.0	6.1	3.7	0.7	—	15.8

	Three months ended June 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	(2.8)	(5.2)	(11.6)	(4.6)	(0.3)	—	(24.5)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.6)	(2.4)	—	(3.0)	(9.0)
(Gain) loss on disposal of assets	0.7	—	(0.7)	(0.4)	—	—	(0.4)
Non-cash pension, accretion and stock compensation	(0.2)	(0.2)	(0.7)	(0.6)	(1.6)	—	(3.3)
Restructuring, relocation and severance	—	(0.1)	—	(0.1)	—	—	(0.2)
Consulting and sponsor fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	(0.2)	(1.4)	—	—	(1.6)
Other, net	0.1	—	(0.3)	0.1	(0.2)	3.5	3.2

Operating income (loss)	3.8	22.1	30.9	6.8	(9.4)	(1.6)	52.6

Interest expense, net							5.5
Gain on hedging activities, net							(24.3)

Total other income							(18.8)

Income before income taxes							71.4

	Six months ended June 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	25.1	109.7	235.0	266.6	—	—	636.4
Intersegment	30.1	77.8	60.1	—	—	(168.0)	—

Total sales	55.2	187.5	295.1	266.6	—	(168.0)	636.4

Segment profit (loss)	12.3	25.8	57.6	25.8	(13.7)	(2.4)	105.4
Depreciation and amortization	5.6	10.4	24.4	10.4	0.4	—	51.2
Capital expenditures	2.9	4.2	15.3	4.5	0.9	—	27.8

	Six months ended June 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	12.3	25.8	57.6	25.8	(13.7)	(2.4)	105.4
Depreciation and amortization	(5.6)	(10.4)	(24.4)	(10.4)	(0.4)	—	(51.2)
Last in, first out and lower of cost or market inventory adjustments	—	—	(6.6)	(4.0)	—	(0.1)	(10.7)
Loss on disposal of assets	—	—	(1.5)	(0.4)	—	—	(1.9)
Non-cash pension, accretion and stock compensation	(0.4)	(0.8)	(1.8)	(1.2)	(5.2)	—	(9.4)
Restructuring, relocation and severance	(3.1)	(1.6)	(1.9)	(1.4)	(0.3)	—	(8.3)
Consulting and sponsor fees	—	—	—	—	(18.7)	—	(18.7)
Cash settlements on hedging transactions	—	—	0.1	(0.3)	—	—	(0.2)
Other, net	—	2.1	—	(0.2)	(0.2)	1.7	3.4

Operating income (loss)	3.2	15.1	21.5	7.9	(38.5)	(0.8)	8.4

Interest expense, net							17.8
Gain on hedging activities, net							(22.3)
Loss on debt repurchase							2.6

Total other income							(1.9)

Income before income taxes							10.3

	Six months ended June 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	34.6	121.6	339.6	325.1	—	—	820.9
Intersegment	39.9	91.5	33.8	—	—	(165.2)	—

Total sales	74.5	213.1	373.4	325.1	—	(165.2)	820.9

Segment profit (loss)	12.4	50.5	95.8	29.7	(13.8)	(4.0)	170.6
Depreciation and amortization	4.4	10.4	23.3	9.4	0.6	—	48.1
Capital expenditures	5.4	5.3	12.2	5.7	0.7	—	29.3

	Six months ended June 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	12.4	50.5	95.8	29.7	(13.8)	(4.0)	170.6
Depreciation and amortization	(4.4)	(10.4)	(23.3)	(9.4)	(0.6)	—	(48.1)
Last in, first out and lower of cost or market inventory adjustments	—	—	(8.4)	(8.3)	—	(2.5)	(19.2)
(Gain) loss on disposal of assets	0.7	—	(1.2)	(1.0)	—	—	(1.5)
Non-cash pension, accretion and stock compensation	(0.3)	(0.3)	(1.4)	(1.2)	(3.8)	—	(7.0)
Restructuring, relocation and severance	—	(0.2)	(0.2)	(0.1)	(0.1)	—	(0.6)
Consulting and sponsor fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	(0.4)	(2.4)	—	—	(2.8)
Other, net	—	(0.2)	(0.2)	—	(0.2)	3.6	3.0

Operating income (loss)	8.4	39.4	60.7	7.3	(18.9)	(2.9)	94.0

Interest expense, net							11.2
Gain on hedging activities, net							(46.1)

Total other income							(34.9)

Income before income taxes							128.9

NORANDA ALUMINUM HOLDING CORPORATION

ADJUSTED EBITDA

(in millions)

(unaudited)

Management uses “Adjusted EBITDA” as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in our debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense and depreciation and amortization, adjusted to eliminate certain non-cash expenses, restructuring charges, related party management fees, charges resulting from purchase accounting and other specified items of income or expense as outlined below (in millions):

					Twelve months ended December 31, 2010	Last twelve months ended June 30, 2011
	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
	$	$	$	$	$	$
Adjusted EBITDA	71.2	82.5	128.2	158.2	226.1	256.1
Last in, first out and lower of cost or market inventory adjustments(a)	(9.6)	(9.0)	(10.7)	(19.2)	(4.1)	(12.6)
Loss on disposal of assets	(0.4)	(0.4)	(1.9)	(1.5)	(4.0)	(3.6)
Non-cash pension, accretion and stock compensation	(5.8)	(3.3)	(9.4)	(7.0)	(14.9)	(12.5)
Restructuring, relocation and severance	(3.3)	(0.2)	(8.3)	(0.6)	(11.9)	(4.2)
Consulting and sponsor fees	(17.1)	(0.1)	(18.7)	(0.4)	(18.9)	(0.6)
Interest rate swaps	(5.6)	(2.3)	(5.6)	(2.3)	(11.0)	(7.7)
Gain (loss) on debt repurchase	(2.5)	—	(2.6)	—	(0.1)	2.5
Charges and fees related to hedge terminations	(4.9)	—	(9.0)	—	(9.0)	—
Non-cash derivative gains and losses(b)	22.5	31.0	13.8	58.0	73.2	117.4
Other, net	(0.5)	3.2	3.5	3.0	6.3	5.8
Depreciation and amortization	(25.1)	(24.5)	(51.2)	(48.1)	(98.7)	(95.6)
Interest expense, net	(8.6)	(5.5)	(17.8)	(11.2)	(31.1)	(24.5)
Income tax expense	(3.4)	(24.0)	(3.5)	(43.2)	(35.0)	(74.7)

Net income	6.9	47.4	6.8	85.7	66.9	145.8

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, our working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider our Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended December 31, 2010
	2010	2011	2010	2011
	$	$	$	$	$
Adjusted EBITDA	71.2	82.5	128.2	158.2	226.1
Settlements from hedge terminations, net	105.9	—	164.6	—	164.6
Stock compensation expense	3.6	1.5	4.0	3.5	5.9
Changes in other assets	(7.4)	(1.1)	(7.7)	(6.9)	(10.0)
Changes in pension and other long-term liabilities	(6.2)	(5.4)	4.3	(2.3)	(0.6)
Changes in operating asset and liabilities	(14.4)	(4.0)	(25.5)	(29.2)	(36.7)
Changes in current income taxes	(6.1)	(19.5)	(6.1)	(38.5)	(20.2)
Changes in accrued interest	3.7	4.1	(4.6)	(0.9)	(7.4)
Non-cash pension, accretion and stock compensation	(5.8)	(3.3)	(9.4)	(7.0)	(14.9)
Restructuring, relocation and severance	(3.3)	(0.2)	(8.3)	(0.6)	(11.9)
Consulting and sponsor fees	(17.1)	(0.1)	(18.7)	(0.4)	(18.9)
Interest rate swaps	(5.6)	(2.3)	(5.6)	(2.3)	(11.0)
Other, net	(0.1)	3.3	3.8	3.0	5.9

Cash flow from operating activities	118.4	55.5	219.0	76.6	270.9

(a)

Our New Madrid smelter and our rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. We also reduce inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)

We use derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to our derivatives are included in Adjusted EBITDA and are shown in the table below:

	Three months ended June 30,		Six months ended June 30,		Twelve months ended December 31, 2010	Last twelve months ended June 30, 2011
	2010	2011	2010	2011
	$	$	$	$	$	$
Fixed priced aluminum swaps	(10.2)	—	(24.2)	—	(24.2)	—
Variable price aluminum swaps and other	0.2	(1.6)	(0.3)	(2.8)	(2.5)	(5.0)
Natural gas swaps	6.4	6.0	10.4	12.4	23.3	25.3
Interest rate swaps	5.6	2.3	5.6	2.3	11.0	7.7

Total	2.0	6.7	(8.5)	11.9	7.6	28.0

The previous table presents fixed price aluminum swap cash settlement amounts net of early termination discounts totaling $4.9 million in the three months ended June 30, 2010, $9.0 million in the six months ended June 30, 2010 and $9.0 million in the twelve months ended December 31, 2010. We settled all fixed price aluminum swaps in connection with our IPO.

NORANDA ALUMINUM HOLDING CORPORATION

NET CASH COST OF PRIMARY ALUMINUM

(unaudited)

Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of integrated net cash cost of primary aluminum:

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Total primary aluminum cash cost (in millions)(a)	$96.6	$101.2	$183.9	$195.0
Total primary aluminum shipments (pounds in millions)	146.5	144.0	267.3	287.0

Integrated net cash cost for primary aluminum products (per pound shipped)	$0.66	$0.70	$0.69	$0.68

(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum product sales	$161.7	$192.6	$295.1	$373.4
Less: fabrication premiums and other revenue	(9.9)	(11.9)	(17.9)	(23.7)

Realized Midwest transaction price revenue	151.8	180.7	277.2	349.7

Primary aluminum products segment profit	31.2	48.0	57.6	95.8
Alumina refining segment profit	19.1	27.6	25.8	50.5
Bauxite segment profit	4.6	6.0	12.3	12.4
Profit eliminations	0.3	(2.1)	(2.4)	(4.0)

Total	55.2	79.5	93.3	154.7

Total primary aluminum cash cost	$96.6	$101.2	$183.9	$195.0

NORANDA ALUMINUM HOLDING CORPORATION

CALCULATION OF DILUTED NET INCOME (LOSS) PER SHARE,

EXCLUDING SPECIAL ITEMS

(in millions, except per share information)

(unaudited)

“Net income (loss), excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted net income (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted average shares outstanding. Management has provided net income (loss), excluding special items and diluted net income (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.

Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Net income (loss) for the period	$6.9	$47.4	$6.8	$85.7
After-tax impact of special items	4.0	(16.2)	6.1	(30.7)

Net income for the period, excluding special items	$10.9	$31.2	$12.9	$55.0
Weighted-average common shares outstanding, diluted	50.10	68.32	47.08	68.22

Diluted, net income per common share, excluding special items	$0.22	$0.46	$0.27	$0.81

Forward-looking Statements

This press release may contain “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Noranda’s actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, without limitation, the general business environment and, fluctuating commodity prices. For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

Conference Call Information

Noranda will be hosting a conference call at 10:00 a.m. Eastern Time today to discuss the quarterly results. The call will be broadcast over the Internet on the Company’s homepage at www.NorandaAluminum.com and can be accessed under the link “Investor Relations.” The webcast will be archived shortly after the conference call concludes. To participate in the question-and-answer session of the conference call, dial the appropriate number below at least 10 minutes prior to the scheduled start of the call.

U.S. participants: (800) 591-6942

International participants: (617) 614-4909

Participant Passcode: 35493464

Contact Information

Robert Mahoney

Chief Financial Officer

(615) 771-5752

robert.mahoney@noralinc.com